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                                                                    EXHIBIT 10.9

                                   EXHIBIT D-6

                          FULL RECOURSE PROMISSORY NOTE

$_______________                                           Sunnyvale, California
                                                                          [Date]

        FOR VALUE RECEIVED, the undersigned, [Name] promises to pay to the order of Alliance Fiber Optics Product, Inc., a California corporation (the "Company"), the principal sum of ___________________________ ($______) with interest from the date hereof at a rate of _______________ percent(1) (___%) per annum, compounded annually, interest and principal payable on _____________(2) (or as provided below). All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

        The Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of a Restricted Stock Purchase Agreement between the undersigned and the Company (the "Agreement"). Notwithstanding such pledge, the undersigned understands that this is a full recourse promissory note.

        The undersigned further agrees that, in the event that his employment by or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable within 30 days after such termination.

        If an action is instituted for collection of this Note, the undersigned agrees to pay court costs and reasonable attorneys' fees incurred by the holder hereof.

        This Note may be prepaid at any time without penalty.

        This Note and the obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.


                                     -------------------------------------------
                                     [Name]

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        (1) The interest rate shall be set by the Company at the time of an
Early Exercise with Repurchase Agreement at (a) the applicable minimum Applicable Federal Rate as defined in the Code in effect on such date, rounded up to the nearest ___ percentage point, or (b) any lower rate fixed by the Company at such time.

        (2) The due date shall be the fourth anniversary of the Vesting Commencement Date, or such later date fixed by the Company on the date of the Note.